Exhibit 99.4

P R O X Y

Colonial Properties Trust

Special Meeting of Shareholders – September 27, 2013

This proxy is solicited on behalf of the Board of Trustees

The undersigned, being a shareholder of Colonial Properties Trust (the “Company”), hereby appoints John P. Rigrish and Jerry
A. Brewer, or either of them, with full power of substitution in each, as proxies and hereby authorizes such proxies, or either of them, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at Colonial Brookwood
Center, 1st Floor Conference Center, 569 Brookwood Village, Suite 131, Homewood, AL 35209 on September 27, 2013 at
10:30 a.m., Central Time, and any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions indicated on the reverse side.

You are encouraged to specify your choice by marking the appropriate box. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Trustees’ recommendations for any particular proposal. If no such directions are indicated, the proxies will have authority to vote FOR the approval and adoption of the merger agreement, the parent merger pursuant to the plan of merger and the other transactions contemplated by the merger agreement,
FOR the approval, on an advisory (non-binding) basis, of the compensation payable to certain executive officers of
Colonial in connection with the parent merger and FOR the approval of an adjournment of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of proposal 1. If you choose to vote by mailing your proxy, the proxies cannot vote your preference unless you sign and date the card.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR proposals 1, 2 and 3. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in his discretion.

(Continued and to be signed on the reverse side)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

The Colonial Board of Trustees recommends you vote FOR the following proposals:

		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, dated as of June 3, 2013, as it may be amended or modified from time-to-time (the “merger agreement”), by and among Mid-America Apartment Communities, Inc., Colonial Properties Trust, Mid-America Apartments, L.P., Martha Merger Sub, LP and Colonial Realty Limited Partnership, the parent merger pursuant to the plan of merger and the other transactions contemplated by the merger agreement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Colonial in connection with the parent merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of proposal 1.	☐	☐	☐

Copies of the Notice of Special Meeting of Shareholders and of the Joint Proxy Statement/Prospectus have been received by the undersigned.

Date: ,2013

Signature (Please sign exactly as your name appears to the left)

Additional Signature (if held jointly)

Title of Authority

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	YES	NO
Please indicate if you plan to attend this meeting.	☐	☐

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Trustees.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com\colonial

IF YOU AUTHORIZE YOUR PROXY BY PHONE OR INTERNET YOU NEED NOT MAIL THE PROXY CARD.

Call «« Toll Free «« On a Touch-Tone Telephone
1-877-215-9164
There is NO CHARGE to you for this call	CONTROL NUMBER
for Telephone/Internet Proxy Authorization